                                                                   EXHIBIT 23.14

              CONSENT OF MACHADO, MEYER, SENDACZ E OPICE ADVOGADOS



      We hereby consent to the reference to our name under the captions "Part
Five: Material Tax Considerations - Brazilian Tax Considerations - The Merger of Shares," "Part Seven: Enforceability of Civil Liabilities under U.S. Securities Laws" and "Part Eight: Legal Matters" in the Prospectus included in Amendment No. 1 to the Registration Statement on Form F-4 of Telesp Celular Participacoes S.A. (the "Company") and in any subsequent amendment to such registration statement (such registration statement and any amendment thereto, the "Registration Statement"), and to the filing of our opinions, both dated December 18, 2003, as exhibits to the Registration Statement.

                                    Very truly yours,


                                   /s/  MACHADO, MEYER, SENDACZ E OPICE
                                        ADVOGADOS

Sao Paulo, Brazil
December 18, 2003